Exhibit 3.12

CERTIFICATE OF INCORPORATION

OF

AMERICAN MATERIAL TRANSPORT, INC.

ARTICLE 1 - NAME

The name the of corporation is American Material Transport, Inc.

ARTICLE 2 - REGISTERED AGENT

The address of the corporation’s registered office in Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE 3 - PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE 4 - CAPITAL STOCK

The total number of shares of stock that the corporation shall have the authority to issue is 1,000. All such shares shall have a par value of $.001, shall be of the same class and shall be designated as “common stock”.

ARTICLE 5 - INCORPORATOR

The name and mailing address of the sole incorporator is as follows:

Name:	Cary D. Baetz	Mailing Address:	300 Ward Road Midlothian, Texas 76065

ARTICLE 6 - INITIAL DIRECTORS

The number of directors constituting the initial Board of Directors is two. Thereafter, the number of directors constituting the Board of Directors shall be fixed by in accordance with the bylaws of the corporation. The following persons shall serve as the directors of the corporation until the first annual meeting of stockholders or until their successor are elected and qualify:

Name:	Address:

J. Celtyn Hughes	300 Ward Road Midlothian, Texas 76065

Name:	Address:

Joe E. Prusa	300 Ward Road Midlothian, Texas 76065

M. Kevin Linch	300 Ward Road Midlothian, Texas 76065

ARTICLE 7 - NO CUMULATIVE VOTING

Cumulative voting in the election of directors or otherwise is hereby expressly prohibited.

ARTICLE 8 - PRE-EMPTIVE RIGHTS DENIED

No stockholder shall have, as a stockholder of the corporation, any pre-emptive right to acquire, purchase or subscribe for the purchase of any and all additional issues of stock of the corporation or any or all classes or series thereof, or for any securities convertible into stock, whether now or hereafter authorized.

ARTICLE 9 - BYLAWS

The initial bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the bylaws or adopt new bylaws is vested in the Board of Directors, subject to the right of the stockholders to do the same.

ARTICLE 10 - INDEMNIFICATION

To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, the corporation shall indemnify any and all of its directors and officers, former directors and officers, and any person who may have served at the corporation’s request as director or officer of another corporation, partnership, joint venture, trust or other enterprise.

ARTICLE 11 - DIRECTOR LIABILITY

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 or the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware

General Corporation Law is hereafter amended to authorize, with the approval of a corporation’s stockholders, further reductions in the liability of the corporation’s directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article 7 by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ARTICLE 12 - AMENDMENTS

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I, the undersigned, for the purpose of forming a corporation under the Laws of the State of Delaware, do make, fie and record this Certificate, and do certify that the facts stated herein are true, and I have accordingly hereunto set my hand this 5th day of May, 2005.

By:	/s/ Cary D. Baetz
(Incorporator)
Name:	Cary D. Baetz

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